Exhibit 99

NEWS

The Sherwin-Williams Company	• 101 W. Prospect Avenue	• Cleveland, Ohio 44115	• (216) 566-2000

The Sherwin-Williams Company Elects New Director

Marta R. Stewart, Former Executive Vice President and

Chief Financial Officer of Norfolk Southern Corporation, joins the Board

CLEVELAND, August 30, 2021 – The Sherwin-Williams Company (NYSE: SHW) announced that the Board of Directors elected Marta R. Stewart to the Board, effective yesterday. Ms. Stewart also was appointed to the Audit Committee of the Board. Sherwin-Williams’ Board now consists of eleven members, including ten independent directors.

Ms. Stewart, 63, served in various key leadership positions during a 33 year career at Norfolk Southern Corporation before retiring as Executive Vice President and Chief Financial Officer in August 2017. Norfolk Southern is one of the nation’s premier transportation companies and a major transporter of industrial products, forest and consumer products, chemicals, and metals and construction materials.

“We are pleased to welcome Marta to our Board of Directors,” said John G. Morikis, Chairman, President and Chief Executive Officer of Sherwin-Williams. “Through her over three decades of service with Norfolk Southern, she gained significant financial expertise and extensive financial and strategic leadership experience with a premier transportation and distribution company. We look forward to Marta’s engagement and unique perspective, as well as the benefits of her contributions to our Board, employees, customers, shareholders and other stakeholders.”

Ms. Stewart began her career at Peat Marwick (a predecessor to KPMG International Limited) before joining Norfolk Southern as an accountant in 1983. During her long tenure at Norfolk Southern, Ms. Stewart held a variety of accounting and finance positions of increasing responsibility, including Executive Vice President and Chief Financial Officer from November 2013 until her retirement in August 2017, Vice President and Treasurer from April 2009 to November 2013, and Vice President, Controller and Principal Accounting Officer from December 2003 to April 2009. She was instrumental in developing Norfolk Southern’s accounting systems and controls, driving shareholder value and designing the company’s strategic plan.

Ms. Stewart immigrated to the United States from Cuba in 1961 and received a Bachelor of Business Administration degree in accounting from The College of William and Mary. Ms. Stewart is also a director of Simon Property Group, Inc.

About The Sherwin-Williams Company

Founded in 1866, The Sherwin-Williams Company is a global leader in the manufacture, development, distribution, and sale of paint, coatings and related products to professional, industrial, commercial, and retail customers. The Company manufactures products under well-known brands such as Sherwin-Williams®, Valspar®, HGTV HOME® by Sherwin-Williams, Dutch Boy®, Krylon®, Minwax®, Thompson’s® Water Seal®, Cabot® and many more. With global headquarters in Cleveland, Ohio, Sherwin-Williams® branded products are sold exclusively through a chain of more than 5,000 Company-operated stores and facilities, while the Company’s other brands are sold through leading mass merchandisers, home centers, independent paint dealers, hardware stores, automotive retailers, and industrial distributors. The Sherwin-Williams Performance Coatings Group supplies a broad range of highly-engineered solutions for the construction, industrial, packaging and transportation markets in more than 120 countries around the world. Sherwin-Williams shares are traded on the New York Stock Exchange (symbol: SHW). For more information, visit www.sherwin.com.

Investor Relations Contacts:

Jim Jaye

Senior Vice President, Investor Relations & Corporate Communications

Sherwin-Williams

Direct: 216.515.8682

Investor.Relations@sherwin.com

Eric Swanson

Vice President, Investor Relations

Sherwin-Williams

Direct: 216.566.2766

Investor.Relations@sherwin.com

Media Contact:

Julie Young

Vice President, Global Corporate Communications

Sherwin-Williams

Direct: 216.515.8849

corporatemedia@sherwin.com